REGISTRATION RIGHTS AGREEMENT

by and between

Icahn School of Medicine at Mount Sinai

and

Renalytix AI plc

Dated as of June 24, 2020

Table of Contents

1.	Certain Definitions	1

2.	Shelf Registration Statements	3

3.	Additional Demand Registrations	4

4.	Piggyback Registrations	5

5.	Other Registrations	6

6.	Selection of Underwriters	7

7.	Holdback Agreements	7

8.	Procedures	7

9.	Registration Expenses	11

10.	Indemnification	12

11.	Rule 144	13

12.	Transfer of Registration Rights	14

13.	Conversion or Exchange of Other Securities	14

14.	Miscellaneous	15

REGISTRATION RIGHTS AGREEMENT dated as of June 24, 2020, by and between Renalytix AI plc, incorporated and registered in England and Wales with company number 11257655 (the “Company”), and Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation (together with any transferee referred to in Section 12 hereof, the “Investor”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 8(e) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 14(c) hereof.

“Delay Period” has the meaning set forth in Section 3(d) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) appropriate members of senior management of the Company cooperate with the underwriter(s) in connection therewith and make themselves available to participate in conference calls as recommended by the underwriter(s) and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith.

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

“Nasdaq” means the Nasdaq quotation system, or any successor reporting system.

“NYSE” means the New York Stock Exchange, Inc.

“Ordinary Shares” means ordinary shares, nominal value £0.0025 per share, of the Company, and/or depositary shares or depositary receipts in respect thereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Ordinary Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Ordinary Shares” or “Registrable Securities” means (i) all Ordinary Shares owned by the Investor on the date hereof, (ii) any Ordinary Shares acquired by the Investor after the date hereof and (iii) any other security into or for which the Ordinary Shares referred to in (i) or (ii) above has been converted, substituted or exchanged, and any security issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Expenses” has the meaning set forth in Section 9(a) hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Ordinary Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Suspension Notice” has the meaning set forth in Section 8(e) hereof.

“underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to or through one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

2.	Shelf Registration Statements.

(a) Right to Request Registration. At the request of the Investor at any time following the first date on which the Company is eligible to file a registration statement under the Securities Act on Form F-3 or Form S-3 (or any successor form thereto), the Company, within forty-five (45) days of such request, shall use its commercially reasonable best efforts to file a registration statement under the Securities Act providing for the resale pursuant to Rule 415 from time to time by the Investor of such number of Registrable Ordinary Shares requested by the Investor to be included in such registration statement (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, a “Shelf Registration Statement”). The Company shall use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. The Company shall maintain the effectiveness of such Shelf Registration Statement for a period of at least three years in the aggregate plus the duration of any Blackout Period. Thereafter, the Investor shall have the right to so request one or more additional Shelf Registration Statements for the term of this Agreement, and the requirements of this Section 2 shall apply to any such additional request and Shelf Registration Statement. The plan of distribution contained in a Shelf Registration Statement (or related Prospectus supplement) shall be in the form attached as Exhibit A hereto, unless otherwise determined by the Investor.

(b) Number of Fully Marketed Underwritten Offerings. The Investor shall be entitled to request Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement; provided, however, that the Investor shall be entitled to request no more than two (2) underwritten offerings pursuant to the Shelf Registration Statement in any 12 month period that require involvement by management of the Company in marketing activities. If the Investor requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith. An underwritten offering shall not count as one of the two (2) permitted underwritten offerings per 12 month period if there is not Full Cooperation in connection therewith or the Investor is not able to sell at least 50% of the Registrable Ordinary Shares desired to be sold in such offering. Except as provided in this Section 2(b), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

3.	Additional Demand Registrations.

(a) Right to Request Registration. Any time following one (1) year after completion of an initial public offering of Ordinary Shares (an “IPO”) and at a time when the Company is not eligible to file a registration statement under the Securities Act on Form F-3 or Form S-3 (or any successor form thereto), the Investor may request registration for resale under the Securities Act of all or part of the Registrable Ordinary Shares pursuant to a Registration Statement separate from the Shelf Registration Statement (a “Demand Registration”). As promptly as practicable after such request, but in any event within 45 days of such request by the Investor, the Company shall file a registration statement registering for resale such Registrable Ordinary Shares held by the Investor as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Demand Registration Statement”). In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation.

(b) Number of Demand Registrations. The Investor will be entitled to request one (1) Demand Registration during any 12-month period pursuant to Section 3(a) minus the number of Fully Marketed Underwritten Offerings completed off of all Shelf Registration Statements. A registration shall not count as one of the permitted Demand Registrations (i) until the related Demand Registration Statement has become effective, (ii) if the Investor is not able to register and sell at least 50% of the Registrable Ordinary Shares requested to be included in such registration, or (iii) if there was not Full Cooperation in connection therewith.

(c) Priority on Demand Registrations. If a Demand Registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Ordinary Shares requested by the Investor to be included in such registration and (ii) second, among all Ordinary Shares requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.

(d) Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company’s Board of Directors, such postponement is necessary in order to avoid premature disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Investor shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Investor of (x) any postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (z) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any 12-month period. Notwithstanding the provisions of this Section 3(d), the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (b) thirty (30) days after the date upon which the Board of Directors has determined such matter should not be disclosed and (c) such date that, if such postponement continued, would result in there being more than 45 days in the aggregate in any 12 month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

(e) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable best efforts to keep such Demand Registration Statement effective for a period of at least 180 days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Ordinary Shares covered by such Demand Registration Statement has been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

4.	Piggyback Registrations.

(a) Right to Piggyback. If at any time following the completion of an IPO, the Company proposes to publicly sell or register for sale any of its equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form F-8 or on Form F-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the Investor of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Ordinary Shares with respect to which the Company has received a written request from the Investor for inclusion therein within 15 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Investor’s right to immediately request a Demand Registration or Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered (i) a Demand Registration for purposes of Section 3 of this Agreement if the Investor was unable to register and sell all of the Registrable Ordinary Shares requested to be included in such registration or (ii) a Shelf Registration Statement for purposes of Section 2 of this Agreement.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary offering on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption or retirement of capital shares of the Company (a “Stock Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such offering exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such offering the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Ordinary Shares requested to be included therein by the Investor, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of the Company’s securities other than Registrable Ordinary Shares or on behalf of the Company where the use of proceeds includes a Stock Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such offering exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such offering the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration and the Registrable Ordinary Shares requested to be included therein, pro rata among the holders of such securities on the basis of the number of shares requested to be included therein and (ii) second, to other securities (including Registrable Ordinary Shares) requested to be included by other security holders, the Company and the Investor, pro rata among such holder(s), the Company and the Investor on the basis of the number of shares requested to be included by them.

5.	Other Registrations

The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form F-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Investor and that do not adversely affect the priorities set forth herein of the Investor.

6.	Selection of Underwriters.

If any of the Registrable Ordinary Shares covered by a Demand Registration Statement or a Shelf Registration Statement (but not a Piggyback Registration) are to be sold in an underwritten offering, the Investor shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

7.	Holdback Agreements.

The Company agrees not to, and shall exercise its commercially reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 90 days beginning on the effective date of any Demand Registration Statement involving an underwritten offering or any Piggyback Registration Statement involving an underwritten offering or the pricing date of any underwritten offering pursuant to any Registration Statement (except as part of such underwritten offering or pursuant to registrations on Form F-8 or F-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period; provided that, any such holdback agreements may contain exceptions for existing 10b5-1 trading plans, unless the managing underwriter shall advise the Company that in its opinion such exception will have an adverse effect on the relevant offering.

8.	Procedures.

(a) In connection with the registration and sale of Registrable Ordinary Shares pursuant to this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Ordinary Shares in accordance with the Investor’s intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Ordinary Shares and use its commercially reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Investor and the underwriter(s), if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Investor, the exhibits incorporated by reference, and the Investor (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Investor (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, in the case of a Demand Registration Statement or an aggregate of three years, in the case of a Shelf Registration Statement (plus, in each case, the duration of any Delay Period and any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Investor or any underwriter(s) in connection with each shelf takedown;

(iii) furnish to the Investor such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Investor and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Ordinary Shares, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv) use its commercially reasonable best efforts to register or qualify such Registrable Ordinary Shares under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Investor and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Ordinary Shares (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(v) notify the Investor and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Investor or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Investor or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Ordinary Shares (including, without limitation, causing senior management and other Company personnel to cooperate with the Investor and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel and negative assurance letters in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Investor;

(vii) in connection with each Demand Registration pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by the Investor under Section 2, cause there to occur Full Cooperation and, in all other cases, cause appropriate members of management of the Company to cooperate with the underwriter(s) in connection therewith;

(viii) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records, corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) use its commercially reasonable best efforts to cause all such Registrable Ordinary Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or the NYSE or other national securities exchange selected by the Company;

(x) provide a transfer agent and registrar for all such Registrable Ordinary Shares not later than the effective date of such Registration Statement;

(xi) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Ordinary Shares pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Investor and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xii) make generally available to its Investors a consolidated income statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which income statement shall satisfy the requirements of an “earning statement” under Section 11(a) of the Securities Act; and

(xiii) promptly notify the Investor and the underwriter(s), if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or, if applicable, the Company’s status as a well-known seasoned issuer;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Ordinary Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for use therein).

(c) The Company shall make available to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, copies of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Investor or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Ordinary Shares. The Company will promptly notify the Investor of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Shelf Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company may require the Investor to furnish to the Company any other information regarding the Investor and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

(e) The Investor agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Investor will forthwith discontinue disposition of Registrable Ordinary Shares pursuant to such Registration Statement for a reasonable length of time not to exceed 10 days (not to exceed 30 days in the case of an event described in Section 3(d)) until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a) hereof; provided, however, that such postponement of sales of Registrable Ordinary Shares by the Investor shall not exceed forty-five (45) days in the aggregate in any 12 month period. If the Company gives the Investor any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Investor either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 8(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12 month period.

(f) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Ordinary Shares, without the prior written consent of the Investor and any underwriter.

9.	Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the resale of Registrable Ordinary Shares), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The Company shall pay, or shall reimburse the Investor for, the costs and expenses of any “road show” and other customary marketing activities and for the reasonable fees and disbursements of one law firm chosen by the Investor as its counsel in connection with each Registration Statement and sale of Registrable Ordinary Shares pursuant thereto.

(c) The obligation of the Company to bear the expenses described in Section 9(a) and to pay or reimburse the Investor for the expenses described in Section 9(b) shall apply irrespective of whether any sales of Registrable Ordinary Shares ultimately take place.

10.	Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and its officers, directors, employees and Affiliates and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, the IPO registration statement, Prospectus, preliminary Prospectus or any “issuer free writing prospectus” (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance on and in conformity with information relating to the Investor furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) at least to the same extent as provided above with respect to the indemnification of the Investor.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance on and in conformity with information relating to the Investor furnished in writing to the Company by the Investor expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Investor be greater in amount than the amount of net proceeds received by the Investor upon such sale.

11.	Rule 144 and Term of Agreement.

(a) Rule 144 Compliance. Following an IPO (or any other transaction or event as a result of which the Company becomes subject to the periodic reporting requirements of the Exchange Act), the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144, to the extent required to enable the Investor to sell Registrable Ordinary Shares without registration under the Securities Act in accordance with Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such information and requirements. At any time after that date hereof, to the extent that Rule 144 is available for the public resale by the Investor of Ordinary

Shares or other securities issued by the Company held by the Investor, the Company will cause to be removed any restrictive legends, stop transfer instructions or similar restrictions on transfer with respect to such securities (and, if required by any transfer agent or other Person, cause its counsel to deliver a letter or opinion to the effect that the same may be removed).

(b) Termination of Registration Rights. The right of the Investor to request registration or inclusion of Registrable Ordinary Shares in any registration pursuant to Sections 2 through 4 shall not apply at any time following consummation of the IPO when, in reasonable opinion of counsel to the Investor after consultation with counsel to the Company, Rule 144 or another similar exemption under the Securities Act is then available for the unlimited public sale of all of the Investors Registrable Ordinary Shares in the United States without registration under the Securities Act and without any volume or manner of sale limitations; provided that such rights shall nevertheless continue to apply if it is reasonably likely (after consultation with a U.S. nationally recognized investment banking firm) that the sale by the Investor of all of such securities in to the public market at that time in an unmanaged transaction or transactions would have a material adverse effect on the market price of the equity securities of the Company.

12.	Transfer of Registration Rights.

(a) In connection with a transfer of Registrable Ordinary Shares following the first anniversary of the listing of the Ordinary Shares on Nasdaq (the “Listing Date”), the Investor may transfer all or any portion of its then-remaining rights under this Agreement to any transferee (each, a “transferee”); provided that, prior to the Listing Date, the Investor may only transfer its rights under this Agreement to any transferee that is an Affiliate of the Investor. Any transfer of registration rights pursuant to this Section 12 shall be effective upon receipt by the Company of (x) written notice from the Investor stating the name and address of any transferee and identifying the amount of Registrable Ordinary Shares with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term “Investor” as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Ordinary Shares. The Investor and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

(b) After such transfer, the Investor shall retain its rights under this Agreement with respect to all other Registrable Ordinary Shares owned by the Investor. Upon the request of the Investor, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

13.	Conversion or Exchange of Other Securities.

If the Investor offers Registrable Ordinary Shares by forward sale, or any options, rights, warrants or other securities issued by it, the Company or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Ordinary Shares, the Registrable Ordinary Shares subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4 of this Agreement.

14.	Miscellaneous.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by email (with immediate telephone confirmation thereafter),

If to the Company:

1460 Broadway New York, NY 10036

Attention: Chief Executive Officer

Email address: jmccollough@renalytixai.com

with a copy to (which shall not constitute notice):

Cooley LLP

500 Boylston Street, Fl 14

Boston, MA 02116

Attention: Marc Recht

Email address: mrecht@cooley.com

If to the Investor:

Icahn School of Medicine at Mount Sinai

One Gustave L. Levy Place, Box 1675

New York, New York 10029

Attention: Senior Vice President Email address: erik.lium@mssm.com

With a copy (which shall not constitute notice) to:

Icahn School of Medicine at Mount Sinai

One Gustave L. Levy Place, Box 1675

New York, New York 10029

Attention: Office of General Counsel

Email address: beth.essig@mountsinai.org

If to a transferee Investor, to the address of such transferee Investor set forth in the transfer documentation provided to the Company;

in each case with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West New York, New York 10001

Attention: Gregory A. Fernicola

Email address: Gregory.Fernicola@skadden.com

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of the related telephone confirmation if transmitted by email, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, the indemnified persons referred to in Section 10 and transferees referred to in Section 12. If the outstanding Ordinary Shares converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Investor or a transferee, shall further evidence such obligation by executing and delivering to the Investor and such transferee a written agreement to such effect in form and substance satisfactory to the Investor.

(d) Governing Law. The laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Investor.

(l) Aggregation of Stock. All Registrable Ordinary Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

[Execution Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

RENALYTIX AI PLC

By:	/s/ James McCullough
	Name:	James McCullough
	Title:	Chief Executive Officer

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:	/s/ Erik Lium
	Name:	Erik Lium
	Title:	Executive Vice President and Chief Commercial Innovation Officer,
Mount Sinai Health System

Exhibit A

PLAN OF DISTRIBUTION

The Company is registering the shares of common stock covered by this prospectus for the selling Investor. As used in this prospectus, “selling Investor” includes the donees, transferees, pledgees or others who may later hold the selling Investor’s interests. Pursuant to a registration rights agreement, dated as of June 24, 2020, the Company agreed to register the common stock owned by the selling Investor and to indemnify the selling Investor against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, the Company also agreed to pay the costs and fees of registering the shares of common stock; however, the selling Investor will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.

The selling Investor may sell the common stock being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The selling shareholder may offer its shares of common stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those shares of common stock on different terms pursuant to another prospectus supplement.

The selling Investor will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling Investor may sell the common stock on the [national securities exchange] or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling Investor may also be effected through the issuance by the selling Investor or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the selling Investor may sell some or all of the shares of common stock covered by this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling Investor may also enter into hedging transactions. For example, the selling Investor may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling Investor to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•

enter into option or other types of transactions that require the selling Investor to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the selling Investor may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the selling Investor or others to settle such sales and may use securities received from the selling Investor to close out any related short positions. The selling Investor may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•

the public offering price of the common stock and the proceeds to the selling shareholder and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling Investor may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling Investor may allow other broker-dealers to participate in resales. The selling Investor and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling Investor qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section of the Securities Act.

In addition to selling its common stock under this prospectus, the selling Investor may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

•	transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock in accordance with Rule 144 under the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common stock by any other legally available means.